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PC 0103
PROVIDENT MUTUAL LIFE INSURANCE COMPANY
Berwyn, Pennsylvania

Supplemental Application For OPTIONS

To be made a part of application dated (Month/Day/Year) _____________________

1. First - Middle Initial - Last Name of Proposed Insured
________________________________________________________________________________

2. Date of Birth (Month/Day/Year) _______________________

3. Suitability Statement by Applicant:

a.  Did you receive the prospectus? ___ Yes ___ No
(If "yes," give date of prospectus) _____________________

b.  Do you understand that:

  the death benefit may increase or decrease depending on the policy's investment return, but will never be less than the guaranteed minimum?
___ Yes ___ No

  the cash value may increase or decrease depending on the investment return?
___ Yes ___ No

c. Do you believe that this policy will meet your insurance needs and financial objectives? ___ Yes ___ No

You may obtain an illustration showing the Death Benefit and cash surrender values upon request.

4. Additional Benefits:
___ Waiver of Premium Benefit
___ Accidental Death Benefit
___ Guaranteed Purchase Option
___ Accelerated Death Benefit
___ Increasing Death Benefit
___ _________________________

5.  Premium Mode and Plan:
___ Yearly
___ Half-Yearly
___ Quarterly
___ APP
___ Monthly (list bill only)
Cash Submitted: $ ____________
First Scheduled Premium: $ ___________
Unscheduled Premium: (Minimum payment = $25) $ ____________

Indicate the amount of unscheduled premium payments which you want us to show as payable on your premium notices:$ ______________________ (Note that you are only required to pay scheduled premiums to keep the policy in full force.)

ALSO COMPLETE FORM A58 - INITIAL ALLOCATION SCHEDULES
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Signed at (City and State) ___________________________________________________

On (Date) (Month/Day/Year)____________________________________________________

Agent's Name (please print) __________________________________________________

Applicant's Signature ________________________________________________________

Owner's Signature ____________________________________________________________

Signature of Agent ___________________________________________________________

The above-indicated agent certifies that the information supplied by the applicant has been truly and accurately recorded on this application.


A7-VL  7.93